UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 24, 2006
EMULEX CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-31353	51-0300558

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
3333 Susan Street
Costa Mesa, California 92626
(Address of principal executive offices, including zip code)
Registrant’s telephone number, including area code: (714) 662-5600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Material Agreements
     On July 24, 2006, the Compensation Committee of the Board of Directors of Emulex Corporation (the “Company”) approved certain amendments to the Emulex Corporation Executive Bonus Plan (as amended, the “Bonus Plan”) and established the Bonus Plan participants for fiscal 2007. The Bonus Plan is intended to provide incentives to executive officers and other participants in the form of quarterly cash bonus payments based on Company performance against net revenue and net operating income targets established periodically and, in certain circumstances, other specified business goals. Actual goals for measurement purposes are the Company’s fiscal annual operating plan that is approved by the Board of Directors. In addition, a discretionary bonus for recognition of extraordinary contributions to the success of the company may be recommended by the Chairman and Chief Executive Officer. All bonus recommendations are subject to the approval of the Compensation Committee.
     Each executive officer of the Company has a quarterly target award opportunity expressed as a percentage of quarterly gross base salary at the end of the quarter in question. The quarterly target award opportunity for the executives range from 35% to 90% of quarterly base salary (the “target award percentage”).
     Each participant’s quarterly bonus is weighted based upon achieving a combination of corporate performance goals. For example, 45% of an executive officers bonus may be based upon achievement of net revenue performance goals with the remaining 55% of the bonus based on achievement of net operating income performance. Targeted quarterly bonuses are further adjusted by application of an accelerator formula pursuant to which bonuses are increased to reward for over-achievement of targets and decreased to minimize bonus payments for performance below targeted levels. For example, if quarterly net revenue is 10% more than targeted net revenue, the bonus attributable to achievement of net revenue targets for such quarter will be between 15 and 20 percent above the targeted bonus amount. Similarly, if quarterly revenue is 10% less than targeted net revenue, the bonus attributable to achievement of net revenue targets for such quarter will be decreased by 15% to 20 percent from the targeted bonus amount.
     Net revenue and net operating income bonuses are treated separately regardless of the award formula. However, no net revenue bonus or net operating income bonus will be paid for a given quarter unless at least 80% of the corresponding net revenue or net operating income goal, as the case may be, is achieved. In addition, no bonus payout of any kind shall be made if net operating income is less than 50% of the applicable net operating income goal.
     A participant must be an employee for the entire quarter to be eligible for a quarterly bonus. Quarterly bonuses are generally paid 30 days following the end of each quarter. Award formulas under the Bonus Plan are established for a fiscal year and may be modified, extended, or canceled annually at the discretion of the Compensation Committee.

Item 9.01 Financial Statements and Exhibits
     (c) Exhibits

Exhibit Number	Exhibit Title or Description
10.1	Executive Bonus Plan of Emulex Corporation, as amended

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMULEX CORPORATION (Registrant)
Date: July 28, 2006	By:	/s/ PAUL F. FOLINO
Paul F. Folino,
Chairman and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Exhibit Title or Description
10.1	Executive Bonus Plan of Emulex Corporation, as amended